Exhibit 21

                      CORE INDUSTRIES INC AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT


           Name of Subsidiary                          State of Incorporation
-------------------------------------------            ----------------------
Anilam Electronics Corporation*                            Florida
The Robert Carter Corporation                              Indiana
Cherokee International, Inc.*                              California
    Dynamic Electronics Manufacturing Inc.*                California
    Cherokee India Pte. Ltd.*                              India
    Cherokee Electronica S.A. de C.V.*                     Mexico
Feterl Mfg. Co.                                            South Dakota
FlexStar, Inc.*                                            California
GSE, Inc.                                                  Michigan
Hilton Industries, Inc.*                                   Florida
Hendrix Steel & Fabricating, Inc.                          Texas
Mueller Asia Pte. Ltd.                                     Singapore
Oil & Gas Specialties Co.                                  Texas
Pasar, Inc.                                                Colorado
Poly-Craft, Inc.                                           Ohio
Soss of Singapore Pte., Ltd.                               Singapore
Sunflower Manufacturing Co., Inc.                          Kansas

*Discontinued operation

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